UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2019

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California		92672

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Glaukos Corporation (the “Company”) was held on May 30, 2019.  At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2019.

The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1.  The election of two Class I directors to hold office until the 2022 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non‑Votes
Mark J. Foley	22,194,983	9,103,729	3,648,994
David F. Hoffmeister	24,879,874	6,418,838	3,648,994

Proposal 2.   The non-binding advisory vote regarding approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
29,844,712	1,434,313	19,687	3,648,994

8,877,839

Proposal 3.  The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019:

1,
For	Against	Abstain
34,802,701	84,725	60,280

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION

By:	/s/ Joseph E. Gilliam
	Name:	Joseph E. Gilliam
	Title:	Chief Financial Officer and Senior Vice President, Corporate Development

Date: June 4, 2019